CERTIFICATION  PURSUANT TO RULE  30A-2(B)  UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board,  President and Chief Executive Officer
of  First   Trust/Four   Corners  Senior  Floating  Rate  Income  Fund  II  (the
"Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: FEBRUARY 1, 2006            /S/ JAMES A. BOWEN
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                                  James A. Bowen, Chairman of the Board,
                                  President and Chief Executive Officer
                                  (principal executive officer)

I, Mark R. Bradley, Treasurer, Controller, Chief Financial Officer and Chief Accounting Officer of First Trust/Four Corners Senior Floating Rate Income Fund II (the "Registrant"), certify that:

     1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: FEBRUARY 1, 2006            /S/ MARK R. BRADLEY
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                                  Mark R. Bradley, Treasurer, Controller,
                                  Chief Financial Officer and Chief
                                  Accounting Officer
                                  (principal financial officer)